UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.

In a press release dated September 16, 2015, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) commented on financial guidance for fiscal 2015.

The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

In the Company’s press release, the Company makes reference to Adjusted EBITDA, a non-GAAP financial measure. Management believes the use of this non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends. This measure may not be comparable to similarly-titled measures of other companies. The Company has not provided a quantitative reconciliation between Adjusted EBITDA presented in the press release to the most comparable financial measure or measures calculated and presented in accordance with GAAP because it is not reasonably practicable to produce such reconciliation for this prospective financial information.

Item 2.05.    Costs Associated With Exit or Disposal Activities.
On September 14, 2015, management decided to permanently close its Dymatize manufacturing facility in Farmers Branch, Texas and permanently transfer production to third party facilities under co-manufacturing agreements. As a result of plant operational and quality issues, the manufacturing facility has ceased production, and final closure of the plant is expected to be completed by December 1, 2015. Production of Dymatize products by third parties has begun.

The closure of the facility will impact approximately 115 employees, and the Company began notifying impacted employees on September 16, 2015. The Company currently expects to incur pre-tax charges of approximately $11.0 million to $16.0 million in connection with the closure. Components of these pretax charges include cash charges of approximately $2.0 million to $3.0 million related to severance, retention and related expenses; non-cash charges of approximately $2.0 million to $3.0 million related to other plant closure expenses; and a reserve of approximately $7.0 million to $10.0 million for usable inventory rendered less than fully recoverable by the decision to close the manufacturing facility. The Company estimates that these charges will primarily be incurred in Post’s fourth quarter of fiscal 2015, of which approximately $2.5 million to $3.5 million will be incurred in fiscal 2016. This estimate excludes any non-cash impairment charges, which cannot be determined at this time. The Company will file an amendment to this Current Report on Form 8-K providing a good faith estimate of these amounts when available.

A copy of the Company’s press release is attached to this report as Exhibit 99.1 and, except for the discussion under the caption “Confirmation of Fiscal 2015 Adjusted EBITDA Guidance,” is incorporated herein by reference.

Certain matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the fiscal 2015 Adjusted EBITDA guidance, expected timing of the closure of the plant, the transition of production to co-manufacturing agreements and the amount and timing of the expected charges associated with the closure. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this Current Report on Form 8-K. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
Exhibit 99.1	Press Release dated September 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 16, 2015.

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